EXHIBIT  3(i).2
                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                               FUNDAE CORPORATION

Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

                           ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having a par value of $.0001 per share.

To be changed to read as follows:

                           ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of common stock having a par value of $.0001 per share; and 10,000,000 shares of preferred stock, with the specific terms, conditions, limitations, and preferences to be determined by the Board of Directors without shareholder approval.

Add:

        ARTICLE VIII. SPECIAL AUTHORITY OF BOARD OF DIRECTORS AND WAIVER
                              OF DISSENTERS RIGHTS

The Board of Directors shall be and are hereby authorized to enter into on behalf of the corporation and to bind the corporation without shareholder approval, any and all acts approving (a) the terms and conditions of a merger and/or a share exchange; and (b) divisions, combinations and/or splits of shares of any class or series of stock of the corporation, whether issued or unissued, with or without any change in the number of authorized shares; and shareholders affected thereby, shall not be entitled to dissenters rights with respect thereto under any applicable statutory dissenters rights provisions.



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Add:
                        ARTICLE IX. CONFLICT OF INTEREST

Any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Corporation.

Add:
                               ARTICLE X.  INDEMNIFICATION

The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following:.

     (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct to be unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to whether such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.


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     (c) To the  extent  that a  director,  officer,  employee  or  agent of the
Corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director, employee or agent is proper under the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for that purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

Add:
           Article XI. Law Applicable to Control-Share Voting Rights.

The provisions set forth in Fl. Stat. 607.0902 do not apply to control-share acquisitions of shares of the Corporation.



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SECOND: If  an  amendment  provides  for  an  exchange,   reclassification   or
        cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                             N/A

THIRD:    The date of each amendment's adoption: DECEMBER 15, 1998

FOURTH:   Adoption of Amendment(s) check one:

____x____ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

          The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for
          approval   by   ____________________________________________________."
          (Voting Group)

          ________ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

          ________ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 18th day of January, 1999.

        BY:    _________________________________________
               (By the Chairmand or Vice Chairman of the
               Board of Directors, President, or other officer
               if adopted by the shareholders)
                      OR
               (By a director if adopted by the directors)
                      OR
               (By an incorporator if adopted by the incorporators)

    /s/A. Rene Dervaes, Jr.                        Typed or printed Name
    -----------------------

        President                                  Title
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